As filed with the Securities and Exchange Commission on May 8, 1998
                                      Registration No. 333-______

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             Form S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           EQUIFAX INC.
      (Exact name of Registrant as specified in its charter)


         Georgia                                     57-0401110
  -------------------------------------------------------------------
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)               Identification Number)

                              -------------------

                        1600 Peachtree Street, N.W.
                           Atlanta, Georgia 30309
                               (404) 885-8000
---------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

                          ________________________

            EMPLOYEE SPECIAL RECOGNITION BONUS AWARD PLAN
                          To Be Funded Through:
             EQUIFAX INC. EMPLOYEE STOCK BENEFITS TRUST

                           ________________________

                          Bruce S. Richards, Esq.
                Corporate Vice President and General Counsel
                        1600 Peachtree Street, N.W.
                           Atlanta, Georgia 30309
                               (404) 885-8000
  ------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ________________________

                                 Copies to:

                         Larry D. Ledbetter, Esq.
                          Kilpatrick Stockton LLP
                        1100 Peachtree Street, N.W.
                           Atlanta, Georgia 30309


                                        Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to                 Offering Price                 Aggregate                Amount of
     to be Registered            be Registered                Per Share<F1>             Offering Price<F1>        Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.25 par        50,000 shares                   $36.84                     $1,842,000                $543.39
           value

<F1> Estimated solely for the purpose of computing the
registration fee. This amount was determined in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, based on $36.84, the average of the high and low prices on the New York Stock Exchange on May 7, 1998.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Annual Report of the Company on Form 10-K for the year ended December 31, 1997 and the description of the Common Stock in the Company's registration statements on Form 10, dated December 31, 1964, and on Form 8-A, filed on November 2, 1995, are incorporated herein by reference and made a part hereof. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 1600 Peachtree Street, N.W. Atlanta, Georgia 30309 (telephone number (404) 885-8000), Attention: Bruce S. Richards, Esq., Corporate Vice President and General Counsel.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act, whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

     In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration
Statement are as follows:

Exhibit Number                Description
--------------                -----------

4.1                      Amended and Restated Articles of
                         Incorporation of the Company
                         (incorporated by reference to Exhibit
                         "B" to the Company's definitive Proxy
                         Statement for the 1996 Annual Meeting of
                         Shareholders, filed March 27, 1996 (File
                         No. 1-6605)).

4.2 Bylaws of the Company (incorporated by reference to Commission File No. 1-6605,
                         Exhibit 3.2 to the Company's Annual
                         Report on Form 10-K for the year ended
                         December 31, 1996).

5                        Opinion of Kilpatrick Stockton LLP

23.1                     Consent of Arthur Andersen LLP.

23.2                     Consent of Kilpatrick Stockton LLP
                         (included in Exhibit 5).

24                       Power of Attorney (included in the
                         signature page of this Registration
                         Statement).


ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of April, 1998.


                                              EQUIFAX INC.



                                        By:  /s/ C. B. Rogers, Jr.
                                             C.B. Rogers, Jr.
                                             Chairman of the Board


         Each person whose signature appears below hereby constitutes and appoints C.B. Rogers, Jr., and David A. Post and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                   Date
           ---------                                         -----                                   ----
 /s/ C. B. Rogers, Jr.                              Chairman of the Board                            April 29, 1998
         C. B. Rogers, Jr.

 /s/ Thomas F. Chapman                              President, Chief Executive Officer and           April 29, 1998
         Thomas F. Chapman                          Director (principal executive officer)

 /s/ David A. Post                                  Corporate Vice President and Chief               April 29, 1998
         David A. Post                              Financial Officer (principal financial
                                                    officer)

 /s/ Philip J. Mazzilli                             Corporate Vice President,                        April 29, 1998
         Philip J. Mazzilli                         Treasurer and Controller
                                                    (principal accounting officer)

 /s/ D. W. McLaughlin                               Director                                         April 29, 1998
         D. W. McLaughlin


 /s/ Lee A. Ault, III                               Director                                         April 29, 1998
         Lee A. Ault, III

 /s/ John L. Clendenin                              Director                                         April 29, 1998
         John L. Clendenin

 _______________________                            Director
         A. W. Dahlberg

 /s/ Robert P. Forrestal                            Director                                         April 29, 1998
         Robert P. Forrestal

 /s/ L. Phillip Humann                              Director                                         April 29, 1998
         L. Phillip Humann

 ________________________                           Director
         Larry L. Prince

 /s/ D. Raymond Riddle                              Director                                         April 29, 1998
         D. Raymond Riddle

 /s/ Betty L. Siegel, Ph.D.                         Director                                         April 29, 1998
         Betty L. Siegel, Ph.D.


 /s/ Louis W. Sullivan, M.D.                        Director                                         April 29, 1998
         Louis W. Sullivan, M.D.

                              EXHIBIT INDEX
Exhibit
Number              Description
-------             -----------

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit "B" to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Shareholders, filed March 27, 1996 (File No. 1-6605)).

4.2 Bylaws of the Company (incorporated by reference to Commission File No. 1-6605, Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

5             Opinion of Kilpatrick Stockton LLP

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24 Power of Attorney (included in the signature page of this Registration Statement).